Exhibit 4.1.6

                         AMENDMENT AGREEMENT NO. 4

                  AMENDMENT AGREEMENT NO. 4 dated as of June 15, 2000 (this "Agreement"), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 15, 1999 (as heretofore amended and as may be further amended, modified or supplemented from time to time the "Credit Agreement"), among GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("Dental Service"), GENTLE DENTAL MANAGEMENT, INC., a Delaware corporation ("Dental Management") and DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA"; DCA, Dental Service and Dental Management, each a "Borrower" and collectively, the "Borrowers"), the Guarantors named therein, the financial institutions from time to time party thereto (collectively, the "Lenders"), UNION BANK OF CALIFORNIA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and THE CHASE MANHATTAN BANK ("Chase") , as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

                  WHEREAS, the Borrowers, the Guarantors and the Lenders desire to amend certain provisions of the Credit Agreement as set forth herein;

                  NOW, THEREFORE, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Syndication Agent hereby agree as follows:

SECTION 1 CAPITALIZED TERMS. Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2 AMENDMENTS TO THE CREDIT AGREEMENT. Upon the fulfillment of the conditions set forth in Section 4 hereof the Credit Agreement is hereby amended as follows:

2.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

                           "`Senior Subordinated Note' shall mean the Borrowers'
                  Senior Subordinated Note due September 30, 2005 in the original principal amount of $25,500,000, and all instruments or documents related thereto, including, without limitation, the Securities Purchase Agreement referred to therein, in each case as amended, modified or supplemented from time to time in accordance with their respective terms and the limitations set forth in Section 7.17 hereof and the Subordination Agreement.

                           `Subordination Agreement' shall mean the
                  Subordination Agreement made as of June 15, 2000 among the Administrative Agent, the holder of the Senior Subordinated Note, the Borrowers and Holdings."

2.2      The definition of "Adjusted Total Funded Debt" contained in Section
         1.01 of the Credit Agreement is hereby amended by adding the phrase "but shall include the Senior Subordinated Note" at the end of the proviso in the first sentence thereof.

2.3  Clause (i)(x) of the definition of "Fixed Charge Coverage Ratio" contain in
     Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "(i) the sum of (x) Funds Flow from Operations of such person for such period plus the unused (treating Letter of Credit usage as usage) availability under the Total Revolving Credit Commitment and the `Total Revolving Credit Commitment' under the 2000 Credit Agreement as of the date of determination less"

2.4 The definition of "Subordinated Indebtedness" contained in Section1.01 of the Credit Agreement is hereby amended by adding the phrase "and the Senior Subordinated Note" immediately following the term "Convertible Subordinated Notes" referred to therein.

2.5  Article VII of the Credit Agreement is hereby amended by adding a new
     Section 7.21 at the end thereof to read in its entirety as follows:

                           "Section 7.21. Minimum Annual EBITDA. Permit for each
                  of the Fiscal Years listed in the table below, EBITDA of Holdings and its subsidiaries on a Consolidated basis to be less than the total amount set forth opposite such Fiscal
                  Year:

                           Fiscal Year Ending:         Minimum Annual EBITDA
                           ------------------          ---------------------

                           December 31, 2001                $26,450,000

                           December 31, 2002                 29,900,000

                           December 31, 2003                 33,810,000

                           December 31, 2004                 38,180,000

2.6 The first parenthetical of clause (g) of Article VIII of the Credit Agreement is hereby amended in its entirety to read as follows:

                    "(excluding Indebtedness outstanding hereunder or under the
                           Senior Subordinated Note.)"

2.7 Article VIII of the Credit Agreement is hereby amended by (i) adding an "or" at the end of clause (n) thereof and (ii) adding a new clause (o) at the end thereof to read as follows:

                                    "(o) default shall be made with respect to
                  any Indebtedness or obligations under the Senior Subordinated Note;"

2.8 Clause (iii) of Section 11.08(b) of the Credit Agreement is hereby amended by adding the following parenthetical after the word "Collateral:"

                           "(or grant any other Lien on any of the Collateral)"

SECTION 3 CONFIRMATION OF LOAN DOCUMENTS. Each Loan Party, by its execution and delivery of this Agreement, irrevocably and unconditionally ratifies and confirms in favor of the Administrative Agent that it consents to the terms and conditions of the Credit Agreement as it has been amended by this Agreement and that notwithstanding this Agreement, each Loan Document to which such Loan Party is a party shall continue in full force and effect in accordance with its terms, as it has been amended on the date hereof, and is and shall continue to be applicable to all of the Obligations.

SECTION 4 CONDITIONS PRECEDENT. This Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrowers, the Guarantors, the Required Lenders and each of the Agents to the Administrative Agent and the fulfillment of the following conditions:

4.1 All legal matters in connection with this Agreement shall be satisfactory to the Agents and their respective counsel in their sole discretion.

4.2 The Administrative Agent shall have received a certificate signed by a Financial Officer of each Borrower and Guarantor that (i) both before and after giving effect to the transactions contemplated herein all representations and warranties contained in this Agreement or otherwise made in writing to the Administrative Agent in connection herewith shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date) and (ii) both before and after giving effect to the transactions contemplated herein there exists no unwaived Default or Event of Default.

4.3 Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP and Buchalter, Nemer, Fields & Younger, counsel to the Agents, shall have received payment in full for all unpaid legal fees charged, and all costs and expenses incurred, by such counsel through the date hereof and all legal fees charged, and all costs and expenses incurred, by such counsel in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

4.4 The Administrative Agent shall have received such other documents as the Agents or their counsel shall reasonably deem necessary.

SECTION 5         MISCELLANEOUS.
                  --------------

5.1 Each Borrower and each Guarantor reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement, as amended by this Agreement and after giving effect to the transactions contemplated herein, and all such representations and warranties shall be true and correct in all material respects on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date). Each Loan Party represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent that:

                  (a) It has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (b) No consent of any other person (including, without limitation, shareholders or creditors of any Loan Party), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Agreement;

                  (c) This Agreement has been duly executed and delivered on behalf of each Loan Party by a duly authorized officer, and constitutes a legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity; and

                  (d) The execution, delivery and performance of this Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Loan Party.

5.2 Except, as herein expressly amended, the Credit Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

5.3 All references to the Credit Agreement contained in the Credit Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Credit Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

5.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

5.5 Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

5.6 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CHOICE OR CONFLICT OF LAW PRINCIPLES THEREOF.

5.7 The parties hereto shall, at any time and from time to time following the execution of this Agreement, execute and deliver all such further instruments and take all such further actions as may be reasonably necessary or appropriate in order to carry out the provisions of this Agreement.

                  IN WITNESS WHEREOF, the Borrowers, Guarantors, the Administrative Agent, the Syndication Agent and the Required Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   GENTLE DENTAL SERVICE CORPORATION,
as a Borrower


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GENTLE DENTAL MANAGEMENT, INC.,
                                   as a Borrower


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   DENTAL CARE ALLIANCE, INC.,
                                   as a Borrower


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:    Chief Financial Officer

                                   GMS HAWAII ACQUISITION COMPANY, as aGuarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GMS DENTAL GROUP MANAGEMENT OF HAWAII, INC.,
                                      as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GMS DENTAL GROUP MANAGEMENT OF SOUTHERN
                                      CALIFORNIA, INC., as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President


                                   GMS DENTAL GROUP MANAGEMENT OF THE MOUNTAIN
                                       STATES, INC., as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GENTLE DENTAL MANAGEMENT - PACIFIC NORTHWEST,
                                          INC., as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GENTLE DENTAL OF IRVINE, as a  Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   GDSC OF PIEDMONT, INC., as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President


                                   GENTLE DENTAL LEGACY, INC.,
                                   as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President


                                   DENTAL CARE ALLIANCE OF FLORIDA, INC., as a
                                     Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer


                                   DENTAL CARE ALLIANCE OF MICHIGAN, INC., as a
                                       Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer

                                   DENTAL CARE ALLIANCE OF GEORGIA, INC., as a
                                     Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer

                                   DENTAL CARE ALLIANCE OF INDIANA, INC.,
                                       as a Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer

                                   DENTAL ONE ASSOCIATES, INC., as a Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer

                                   DENTAL CARE ALLIANCE OF PENNSYLVANIA, INC.,
                                     as a Guarantor


                                   By:                 DAVID P. NICHOLS
                                                       ----------------
                                            Name: David P. Nichols
                                            Title:     Chief Financial Officer

                                   SERRA PARK DENTAL SERVICES, INCORPORATED,
                                     as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   SPDS DMI, INCORPORATED, as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President

                                   UNION BANK OF CALIFORNIA, N.A., as
                                      Administrative Agent and as a Lender


                                   By:                 NANCY PERKINS
                                                       -------------
                                            Name: Nancy A. Perkins
                                            Title:    Vice President


                                   THE CHASE MANHATTAN BANK, as Syndication
                                       Agent and as a Lender


                                   By:                 CAROL EDKINS
                                                       ------------
                                            Name: Carol A. Edkins
                                            Title:    Vice President

                                   U.S. BANK NATIONAL ASSOCIATION, as a Lender


                                   By:                 MARK OLAN
                                                       ---------
                                            Name: Mark. R. Olan
                                            Title:    Sr. Vice President

                                   FLEET CAPITAL CORPORATION, as a Lender


                                   By:
                                      ----------------------------------
                                            Name:
                                            Title:

                                   BANK OF AMERICA, N.A. (successor by merger
                                     to NationsBank, N. A.), as a Lender


                                   By:__________________________________
                                            Name:
                                            Title:

                                   FIRST NATIONAL BANK, as a Lender


                                   By:                 DAVID S. WALTERS
                                                       ----------------
                                            Name: David S. Walters
                                            Title:    Vice President

                                   CITIZENS BANK OF MASSACHUSETTS,
                                   as a Lender


                                   By:                 MICHAEL OVELLET
                                                       ---------------
                                            Name: Michael Ovellet
                                            Title:    Asst. Vice President

                                   SOVEREIGN BANK, as a Lender


                                   By:                 J BECKER
                                                       --------
                                            Name: J Becker
                                            Title:    Sr. Vice President



Solely as to Sections 3 and 5:   INTERDENT, INC., as a Guarantor


                                   By:                  MICHAEL THOMAS FIORE
                                                        --------------------
                                            Name:  Michael T. Fiore
                                            Title:     President